As filed with the Securities and Exchange Commission on September 13, 2002

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0118518

(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification Number)

2381 Bering Drive
San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

Corrected Amended and Restated 2001 Employee Stock Purchase Plan

(Full Title of the Plan)

Francis F. Lee
President and Chief Executive Officer
2381 Bering Drive
(408) 434-0110

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Robert S. Kant, Esq.
Jean E. Harris, Esq.
Brian H. Blaney, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, AZ 85016
(602) 445-8000
_______________________________

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed
Title of securities	Amount to be	offering price	maximum aggregate	Amount of
to be registered	registered(1)	per share (2)	offering price (2)	registration fee

Common Stock, par value $.001	231,827 shares	$5.84	$1,353,869.68	$124.56

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated 2001 Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Synaptics Incorporated.

(2)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, using the average of the high and low sales prices for the Common Stock of Synaptics Incorporated as reported on the Nasdaq National Market on September 9, 2002.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5
EX-23.1
EX-23.2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Synaptics Incorporated hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (No. 333-82282) as filed with the Securities and Exchange Commission on February 6, 2002, except that “Item 3. Incorporation of Documents by Reference” is amended in its entirety to read as follows:

Item 3.  Incorporation of Documents by Reference.

         Synaptics Incorporated (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	the Registrant’s latest annual report or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

(c)	the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, (No. 000-49602) as filed with the Commission on January 24, 2002.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits

Exhibit
Number	Description

5	Opinion of Greenberg Traurig, LLP

10.7(a)	Corrected Amended and Restated 2001 Employee Stock Purchase Plan (as amended through February 20, 2002) (1)

10.7(b)	2001 Employee Stock Purchase Sub-Plan for U.K. Employees (1)

23.1	Consent of Ernst & Young LLP, independent auditors

23.2	Consent of KPMG LLP, independent auditors

23.3	Consent of Greenberg Traurig, LLP (included in Exhibit 5)

24	Power of Attorney (included in the Signatures section of this Registration Statement)

(1)	Incorporated by reference to the registrant’s Form 10-K for the fiscal year ended June 30, 2002, as filed with the SEC on September 12, 2002.

II-1

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on September 13, 2002.

SYNAPTICS INCORPORATED

By:	/s/ Francis F. Lee

Francis F. Lee

Chief Executive Officer

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Francis F. Lee and Russell J. Knittel his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Francis F. Lee	President, Chief Executive Officer, and Director (Principal Executive Officer)	September 13, 2002

Francis F. Lee

/s/ Russell J. Knittel Russell J. Knittel	Senior Vice President, Chief Financial Officer, Chief Administrative Officer, Secretary, and Treasurer (Principal Financial and Accounting Officer)	September 13, 2002

Chairman of the Board

Federico Faggin

/s/ Keith B. Geeslin	Director	September 13, 2002

Keith B. Geeslin

/s/ Richard L. Sanquini	Director	September 13, 2002

Richard L. Sanquini

/s/ Joshua C. Goldman	Director	September 13, 2002

Joshua C. Goldman

/s/ W. Ronald Van Dell	Director	September 13, 2002

W. Ronald Van Dell

II-2

EXHIBIT INDEX

Exhibit
Number	Description

5	Opinion of Greenberg Traurig, LLP

10.7(a)	Corrected Amended and Restated 2001 Employee Stock Purchase Plan (as amended through February 20, 2002) (1)

10.7(b)	2001 Employee Stock Purchase Sub-Plan for U.K. Employees (1)

23.1	Consent of Ernst & Young LLP, independent auditors

23.2	Consent of KPMG LLP, independent auditors

23.3	Consent of Greenberg Traurig, LLP (included in Exhibit 5)

24	Power of Attorney (included in the Signatures section of this Registration Statement)

(1)	Incorporated by reference to the registrant’s Form 10-K for the fiscal year ended June 30, 2002, as filed with the SEC on September 12, 2002.